Exhibit 10.1
BB&T
SIXTH AMENDMENT
TO
FIRST AMENDED AND RESTATED LOAN AGREEMENT

9520406872 Account Number

This Sixth Amendment to First Amended and Restated Loan Agreement (this “Amendment”) is made as of May 4, 2016 by and among BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”) and the following entities (collectively, the “Borrowers”):

Synalloy Corporation, a Delaware corporation (“Synalloy”);

Metchem, Inc., a Delaware corporation (“Metchem”);

Synalloy Fabrication, LLC, a South Carolina limited liability company (formerly named SFR, LLC) (“Synalloy Fabrication”);

Synalloy Metals, Inc., a Tennessee corporation (“Synalloy Metals”);

Bristol Metals, LLC, a Tennessee limited liability company (“Bristol”);

Manufacturers Soap & Chemical Company, a Tennessee corporation (“Manufacturers Soap”);

Manufacturers Chemicals, LLC, a Tennessee limited liability company (“Manufacturers Chemicals”);

Palmer of Texas Tanks, Inc., a Texas corporation (“Palmer”);

Syntrans, LLC, a Texas limited liability company (“Syntrans”);

CRI Tolling, LLC, a South Carolina limited liability company (“CRI Tolling”); and

Specialty Pipe & Tube, Inc., a Delaware corporation (“SPT”),

for purposes of amending (without novation, accord nor satisfaction) certain aspects and provisions of the following (all of the following sequentially, cumulatively and collectively, the “Loan Agreement”): the First Amended and Restated Loan Agreement dated as of August 21, 2012; as adjoined to add Palmer pursuant to the Palmer Joinder Agreement dated as of August 21¸ 2012 by the among the parties hereto; and as further adjoined to add SPT pursuant to the Specialty Pipe & Tube Inc. Joinder Agreement dated as of November 21, 2014; and as amended pursuant to the First Amendment to First Amended and Restated Loan Agreement dated as of October 22, 2012, the Second Amendment to First Amended and Restated Loan Agreement dated as of August 9, 2013, the Third Amendment to First Amended and Restated Loan Agreement dated as of January 2, 2014, the Fourth Amendment to First Amended and Restated Loan Agreement dated as of November 21, 2014, and the Fifth Amendment to First Amended and Restated Loan Agreement dated as of March 7, 2016. Capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement.

Agreement

Section 1. Defined Terms from Loan Agreement

Capitalized terms used in this Amendment without definition retain (except, to the extent applicable, as amended hereby) the meanings respectfully assigned to such terms in the Loan Agreement.

Section 2. Recitals and Loan Agreement Incorporated Herein by Reference

Each and all of opening paragraphs, statements, information and other provisions of this Amendment above constitute an integral part of this Amendment among the parties and are to be considered binding upon the parties. In addition, the statements, recitals, terms, conditions and agreements of and in the Loan Agreement are hereby incorporated herein by this reference thereto as if set forth herein in full.

Section 3. Line of Credit

(a)
The final maturity date, maximum principal amount, interest rate of the Line of Credit and the other terms thereof are as set forth in the Note Modification Agreement dated of even date herewith (as the same may be amended, restated, extended, renewed, increased, decreased, replaced or otherwise modified and in effect from time to time, the “Restated LOC Note”).

BB&T
SIXTH AMENDMENT
TO
FIRST AMENDED AND RESTATED LOAN AGREEMENT

(b)	The paragraph on the first page of the Restated Loan Agreement and entitled “Line of Credit” is deleted and hereby restated to read in full as follows:

Line of Credit (“Line of Credit”) in the maximum principal amount not to exceed, at any one time, the lesser of the following subsections (i) and (ii) (such lesser amount, the “Line of Credit Availability”):

(i)	the principal amount of $30,000,000; and

(ii)	the Availability (as defined in Section 10.01 below).

The Line of Credit is for the purpose of working capital. The Line of Credit is evidenced by Borrowers’ Restated LOC Note and maturing as provided therein or any renewal thereof, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full. In the event that at any time the principal amount outstanding under the Line of Credit shall exceed the then applicable Line of Credit Availability, Borrowers shall promptly repay such excess principal amounts to the extent necessary to regain compliance with the Line of Credit Availability. Accrued interest only shall be repayable monthly. Prior to maturity or the occurrence of any Event of Default hereunder and subject to the Availability limitations, Borrowers may borrow, repay, and reborrow under the Line of Credit through maturity. The Line of Credit shall bear interest at the rate set forth in the Restated LOC Note or in any other note or other instrument evidencing all or any portion of the Line of Credit, the terms of which are incorporated herein by reference.

The Loan Documents shall be deemed to be amended as necessary, mutatis mutandis, consistent with the foregoing provisions of this Section 3(b).

(c)    The definition of “Availability” in Section 10.01 of the Restated Loan Agreement is deleted and hereby restated to read in full as follows:

“Availability” means the maximum principal available amount under the Line of Credit (within the $30,000,000 of principal availability under the Line of Credit) determined and conditionally limited as follows:

(a)	So long as no Leverage Ratio Event or no Event of Default has occurred, Borrowers shall have Availability of up to $30,000,000 under the Line of Credit.

(b)
If a Leverage Ratio Event or Event of Default occurs, then until such time as Bank may determine otherwise in its absolute discretion, Availability shall be calculated and re-calculated from time to time pursuant to a Borrowing Base Certificate and, at all times following a Leverage Ratio Event, any Schedule DD or comparable document to be entered, if and when applicable, among the Borrower and the Bank and setting forth such collateral valuation levels, percentages and other availability provisions satisfactory to the Bank as contemplated by Section 5 of this Agreement.

The Loan Documents shall be deemed to be amended as necessary, mutatis mutandis, consistent with the foregoing provisions of this Section 3(c).

Section 4.    Waiver of Certain Matters.

(a)
Waiver - Total Funded Debt to EBITDA. Section 5 of the Loan Agreement required the Borrowers to maintain a minimum Total Funded Debt to EBITDA ratio of 3.5:1.0 measured on a rolling four quarter basis. Borrowers have informed the Bank that this covenant was not satisfied as of March 31, 2016. The Bank hereby waives the violation of such covenant with respect to such test date.

(b)
Limitations. The waivers in the above subparagraph of this Section 4 are expressly limited to the specified violation, having occurred prior to the date hereof, of the covenant set forth in such subparagraph and are limited only with respect to the respective test dates and periods described therein. With respect to such covenant, the Borrowers shall be required to resume compliance with such covenant (as modified below in Section 5 of this Amendment) commencing with the test date or period, as applicable, for such covenant next to occur after the test date or period with respect to which the above waivers are expressly granted above.

BB&T
SIXTH AMENDMENT
TO
FIRST AMENDED AND RESTATED LOAN AGREEMENT

Section 5.    Amendment to Total Funded Debt to EBITDA ratio. The Total Funded Debt to EBITDA ratio in Section 5 of the Loan Agreement is hereby restated to read as follows::

Total Funded Debt to EBITDA: A maximum Total Funded Debt to EBITDA ratio of 3.5:1.0 that will be measured on a rolling four quarter basis.  Without limiting the preceding sentence, should the ratio exceed 3.0:1.0 at any time (a “Leverage Ratio Event”) then, from such time and at all times thereafter Borrowers shall increase their Loan Base reporting requirements to levels acceptable to Bank and consistent with a routinely monitored asset based lending credit facility.  This may also include changes to the Borrowing Base formula. Further, in the case of a Leverage Ratio Event, Availability under the Line of Credit shall become the lesser of $30,000,000 or the Availability under such modified arrangements as applicable to any modified Borrowing Base formula.  “Total Funded Debt” is defined as the aggregate sum of all interest-bearing indebtedness of Borrower, then outstanding to Lenders, including capital lease obligations. EBITDA is defined as the sum of (a) net income for such period plus (b) an amount which, in the determination of net income for such period, has been deducted for (i) interest expense (including the interest component under capital lease obligations) (ii) total federal, state and other income taxes (iii) depreciation and amortization expense and (iv) non-recurring acquisition expenses, all as determined in accordance with GAAP plus (c) to the extent not already added back pursuant to the immediately preceding clause (b) above, with respect to the fourth quarter ended December 31, 2015, a non-cash goodwill impairment charge of $17,200,000 for such fiscal year; minus (d) as of February 29, 2016, the SPT and Palmer earn-out adjustments ($4,897,448) and the Palmer casualty insurance gain (923,470) plus (e) the amount which, in the reasonable determination of the Bank, has been deducted for losses associated with nickel price declines plus (f) such other non-recurring and/or extraordinary charges in any fiscal year to which the Bank may consent in its discretion (not to be unreasonably withheld); minus (g) such other non-recurring and/or extraordinary gains in any fiscal year to which the Bank may consent in its discretion (not to be unreasonably withheld).

Any references to “EBITDA” set forth in the Loan Agreement, the other Loan Documents and any related agreement, instrument, filing, document or other papers (including without limitation in any pricing grids to notes or otherwise) shall henceforth be deemed amended, mutatis mutandis, to reflect the above revision.

Section 6.    Modification of Loan. Bank and Borrowers will, during the sixty (60) to ninety (90) days following the date of this Amendment, enter into negotiations and shall negotiate in good faith modifications, and appropriate documentation to confirm the same, to the structure of the Loan.

Section 7. Amendment and Certain Other Fees. Borrowers shall pay to the Bank on the date hereof an amendment and waiver fee in the amount of $15,000. Without limiting any obligation set forth elsewhere for the Borrowers to pay any fees, expenses or the like of the Bank, Borrowers shall pay the expenses of the Bank and the expenses and reasonable professional fees and costs of legal counsel to the Bank in connection with the negotiation, preparation and closing of this Amendment and the other documents and instruments being delivered in connection herewith.

Section 8. Bringdown of Representations and Warranties. Borrowers represent and warrant to Bank the continued accuracy and completeness, as of the date hereof, of all representations made in the Loan Documents (including without limitation Section 2 of the Loan Agreement) taking into account this Amendment constituting one of the Loan Documents.

Section 9. Indemnification. Borrowers hereby jointly and severally agree to and do hereby indemnify and defend the Bank, its affiliates, their successors and assigns and their respective directors, officer, employees and shareholders, and do hereby hold each of them harmless from and against, any loss, liability, lawsuit, proceeding, cost expense or damage (including reasonable in-house and outside counsel fees, whether suit is brought or not) arising from or otherwise relating to the closing, disbursement, administration, or repayment of the Loan(s) and the other Loans, including without limitation: (i) the failure to make any payment to the Bank promptly when due, whether under the Loans or otherwise; (ii) the breach of any representations or warranties to the Bank contained in this Amendment, the Loan Documents or in any other loan documents now or hereafter executed in connection with this Amendment and the Loans; (iii) the violation of any covenants or agreements made for the benefit of the Bank and contained in any of the Loan Documents; provided, however, that the foregoing indemnification shall not be deemed to cover any loss which is finally determined by a court of competent jurisdiction to result solely from the Bank’s gross negligence or willful misconduct; or (iv) any aspect of this Amendment or the transactions contemplated hereby.

Section 10. Ratification and Security. For the avoidance of doubt, all of the obligations of the Borrowers, whether of payment or performance, under the Line of Credit, the Term Loan, the CRI Acquisition Loan, the SPT Acquisition Loan and any additional Loans or Loan Documents shall be and continue following the effectiveness of this Amendment to be (along with the other obligations referenced therein), the joint and several obligation of all of the Borrowers, secured by and enjoying the benefits of the pledges, mortgages, deeds of trust, collateral and other matters and security set forth in the Loan Documents. Notwithstanding the foregoing, however, nothing in this Amendment shall cause SPT to be or become obligated under any Swap Agreements as such term is defined in the Specialty Pipe & Tube Inc. Joinder Agreement dated as of November 21, 2014 or under any Loan Document which would in any way cause SPT to become a party to any Swap Agreement.

BB&T
SIXTH AMENDMENT
TO
FIRST AMENDED AND RESTATED LOAN AGREEMENT

Section 11. Miscellaneous.

(a)
Certain Provisions Incorporated by Reference. Without limiting the continued general applicability of Section 10 (or any other provisions) of the Loan Agreement, the provisions of Sections 10.02 through Section 10.18 of the Loan Agreement are incorporated into this Amendment, mutatis mutandis, as if set forth herein in full.

(b)
Matters as to Amendment. This Amendment constitutes an amendment to the Loan Agreement (and, to the extent applicable, all other Loan Documents) and except for the effect of any matters expressly set forth in this Amendment, this Amendment, the Loan Agreement and each of the Loan Documents is, and shall continue to be following the effectiveness of this Amendment, in full force and effect in accordance with the terms thereof, and nothing in this Amendment shall otherwise be deemed to amend or modify any provision of the Loan Agreement or the other Loan Documents, each of which shall remain in full force and effect except as otherwise expressly provided herein or therein. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction. This Amendment does not effect the release of any collateral, does not disturb the perfection or priority of any existing liens, and does not effect the release of any obligor, guarantor or other party from its obligations.

(c)
References to Documents. Each reference in the Loan Agreement, this Amendment and any other Loan Documents shall be the same as may be amended, restated, increased, decreased, extended, reduced or otherwise modified and effect from time to time.

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BB&T
SIXTH AMENDMENT
TO
FIRST AMENDED AND RESTATED LOAN AGREEMENT

(d)
WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AMENDMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AMENDMENT. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment under seal as of the date first written above.

Witness (as to the Borrower Synalloy ): ______________________________	SYNALLOY CORPORATION By: (SEAL) Dennis M. Loughran Senior Vice President and CFO of and on behalf of the above-named entity
Witness (as to remaining Borrowers): ______________________________
METCHEM, INC.
SYNALLOY FABRICATION, LLC
SYNALLOY METALS, INC.
BRISTOL METALS, LLC
MANUFACTURERS SOAP & CHEMICAL COMPANY
MANUFACTURERS CHEMICALS, LLC
PALMER OF TEXAS TANKS, INC.
SYNTRANS, LLC
CRI TOLLING, LLC
SPECIALTY PIPE & TUBE, INC.

By:                                                                                   (SEAL)
        Richard D. Sieradzki
        Vice President, Finance
        of and on behalf of each of the above-named entities

Witness (as to BB&T): ______________________________	BRANCH BANKING AND TRUST COMPANY By: ________________________________________ Stan W. Parker Senior Vice President

[Signature Page to Sixth Amendment to First Amended and Restated Loan Agreement]